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                                                                   EXHIBIT 10.20

                                  BILL OF SALE


     KNOW ALL MEN BY THESE PRESENTS, that TYSON FOODS, INC., a Delaware corporation (the "Seller") for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, to it paid by GORGES/QUIK-TO-FIX FOODS, INC., a Delaware corporation (the "Purchaser"), the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does hereby grant, bargain, sell, transfer and deliver unto the Purchaser, its successors and assigns, the personal property and interests of Seller therein described and set forth in Exhibit A attached
                                                           ---------
hereto and made a part hereof (the "Property"), excluding, however, the Excluded Assets to the extent they are owned by Seller.

     TO HAVE AND TO HOLD the same upon the Purchaser, its successors and assigns forever.

     This Bill of Sale has been executed and delivered in connection with, and as a closing document required by, that certain Asset Purchase Agreement dated October 17, 1996 between the Seller, Gorges Foodservice, Inc., a Texas corporation, Tyson Holding Corporation, a Delaware corporation, and Purchaser (the "Agreement"). Capitalized terms used herein or in Exhibit A without
                                                        ---------
definition shall have the meaning given to such terms in the Agreement.

     AND the Seller, for itself and its successors and assigns, represents, warrants and covenants to and with the Purchaser, its successors and assigns, that

     (i)   the Seller is the lawful owner of the Property;

     (ii)  the Property is free from all liens, claims and encumbrances,

     (iii) the Seller has the right to sell, transfer and deliver the Property to Purchaser as herein provided, and

     (iv) the Seller will warrant and defend the title to the Property unto the Purchaser, its successors and assigns, against the claims and demands of all persons whomsoever.
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     IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the
25th day of November, 1996.

                              TYSON FOODS, INC.


                              By: /s/ David L. Van Bebber
                                  ---------------------------
                                    Authorized Officer
                                    Assistant Secretary

STATE OF GEORGIA

COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 25th day of November, 1996, by David L. Van Bebber who is personally known to me or who has produced ____________________ as identification and who did (did not)
                                                                     -------
take an oath.

                              Notary Public

                              /s/ Lisa M. Durham
                              ---------------------------
                              Lisa M. Durham
                              [Print Name of Notary Public]

                              My Commission Expires:  2/4/2000

                                       2
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                                   EXHIBIT A

     1. All interest of Seller in, to or under all leases (of real and personal property), contracts, licenses, Permits, distribution arrangements, sales and purchase agreements, other agreements and business arrangements (including deposits made by Seller pursuant thereto), to the extent assignable pursuant to which Seller enjoys a right or benefit solely in connection with the Business, whether oral or written, other than an Excluded Contract;

     2. All machinery, equipment, furniture, tools, computers, office equipment, business machines, telephones and telephone systems owned by Seller located at the Owned Real Estate and Leased Real Estate described in Schedule
5.8 to the Agreement;

     3.   All vehicles and rolling stock owned by a Seller and described in
Schedule 5.10 to the Agreement;

     4. All of Seller's office supplies, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind located at the Facilities as of the date hereof;

     5. All Inventories of the Business (other than inventories related to or a part of Seller's discontinued steak business and any poultry or poultry based products to the extent not included or related to those items listed in Schedule 2.1(a)(ix) to the Agreement);

     6. As used exclusively in the Business and as disclosed on Schedule 5.11 to the Agreement, all of any Seller's ownerships, where applicable, and/or right, title and interest in and to Intellectual Property, together with all of such Seller's rights to use all of the foregoing and all other rights in, to and under the foregoing in the United States and in all countries anywhere outside the United States; and all goodwill and going concern value and all other intangible properties of the Business, all of the foregoing to the extent assignable;

     7. As used exclusively in the Business, copies of all records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers, and all books, ledgers, files and business records except as relating to Excluded Assets or Excluded Liabilities, and subject to Seller's and Purchaser's respective rights and obligations under Section 8.6 of the Agreement;

     8. In furtherance of but not in any way limiting the foregoing, those poultry based products listed on Schedule 2.1(a)(ix) to the Agreement;

     9. All of the pork chop co-pack business of Seller, whether or not currently produced or conducted at any of the Facilities or considered a part of the Business;

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     10.  All of the business which is part of Tyson product codes 15030, 15006 and 15008 (i.e. St. Louis and Baby Back Ribs) whether or not currently produced or conducted at any of the Facilities or considered a part of the Business;

     11. All assignable rights against third parties under any warranty with respect to any of the foregoing; and

     12. All other similar property not referred to above which is used exclusively in Seller's operation of the Business, wherever located, but specifically excluding the Excluded Assets.